Exhibit 99.2

SHIRE PLC
      UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On February 21, 2015, Shire completed the acquisition of NPS Pharma, a global biopharmaceutical company based in Bedminster, New Jersey, pursuant to a merger agreement dated as of January 11, 2015.

The unaudited pro forma condensed consolidated financial information is presented to illustrate the effects of the acquisition on the historical financial position and operating results of Shire and NPS Pharma. The unaudited pro forma condensed consolidated statements of income for the year to December 31, 2014 combines the historical consolidated statements of income of Shire and NPS Pharma, giving effect to the acquisition as if it had occurred on January 1, 2014. The unaudited condensed consolidated balance sheet combines the historical consolidated balance sheets of Shire and NPS Pharma, giving effect to the acquisition as if it had occurred on December 31, 2014.

Shire has adjusted the historical consolidated financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of income expected to have a continuing impact on the combined results. This information should be read in conjunction with:

(i)	The accompanying notes to the unaudited pro forma condensed financial statements;

(ii)
The separate historical financial statements of Shire for the year ended December 31, 2014 included in Shire’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on February 24, 2015; and

(iii)
The separate historical financial statements of NPS Pharma for the year ended December 31, 2014 included in Item 8 of NPS Pharma’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on February 18, 2015 (as amended by Amendment No. 1 thereto on Form 10-K/A filed with the Securities and Exchange Commission on February 23, 2015).

As previously disclosed, Shire funded the aggregate purchase consideration of approximately $5.2 billion through a combination of:

(i)	borrowings from an $850 million term loan facility dated January 11, 2015 (the “2015 Facilities Agreement”);

(ii)	borrowings from a $2,100 million revolving credit facilities agreement dated December 12, 2014 (the “2014 Facilities Agreement”); and

(iii)	existing cash and cash equivalents.

On February 23, 2015 Shire delivered a utilization request providing for the drawdown of an amount equal to $850 million under the 2015 Facilities Agreement and utilization requests providing for the drawdown of an amount equal to $1,300 million under the 2014 Facilities Agreement.

The unaudited pro forma condensed consolidated financial statements have been presented for information purposes only. The unaudited pro forma condensed consolidated financial information reflects preliminary estimates and assumptions based on information available at the time of preparation, including preliminary fair value estimates of assets and liabilities. Differences between the preliminary estimates reflected in these unaudited pro forma condensed consolidated financial statements and the final acquisition accounting may therefore occur. In addition, the unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. The unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or results of operations of the combined entity.

SHIRE PLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS AT DECEMBER 31, 2014

	SHIRE	NPS PHARMA	Pro-Forma Adjustments	Notes	Pro-Forma Consolidated
	$’M	$’M	$’M		$’M
ASSETS
Current assets:
Cash and cash equivalents	2,982.4	65.6	(2,982.4)	(a)	65.6
Restricted cash	54.6	-	-		54.6
Short-term investments	-	98.6	-		98.6
Accounts receivable, net	1,035.1	48.8	-		1,083.9
Inventories	544.8	36.8	14.0	(b)	595.6
Deferred tax asset	344.7	-	151.5	(e)	496.2
Prepaid expenses and other current assets	221.5	6.6	-		228.1
Total current assets	5,183.1	256.4	(2,816.9)		2,622.6

Non-current assets:
Investments	43.7	-	-		43.7
Property, plant and equipment, net	837.5	5.8	-		843.3
Goodwill	2,474.9	9.4	1,580.8	(h)	4,065.1
Other intangible assets, net	4,934.4	17.5	5,005.5	(c)	9,957.4
Deferred tax asset	112.1	-	-		112.1
Other non-current assets	46.4	0.5	-		46.9
Total assets	13,632.1	289.6	3,769.4		17,691.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,909.4	44.5	114.5	(d)	2,068.4
Short-term borrowings	850.0	10.2	2,241.5	(a), (g)	3,101.7
Other current liabilities	262.5	0.9	(0.5)	(g)	262.9
Total current liabilities	3,021.9	55.6	2,355.5		5,433.0

Non-current liabilities:
Long-term borrowings	-	89.8	0.3	(g)	90.1
Deferred tax liability	1,210.6	-	1,668.0	(f)	2,878.6
Other non-current liabilities	736.7	10.4	(6.1)	(g)	741.0
Total liabilities	4,969.2	155.8	4,017.7		9,142.7

Equity:
Common stock	58.7	0.1	(0.1)	(i)	58.7
Additional paid-in capital	4,338.0	1,167.4	(1,167.4)	(i)	4,338.0
Treasury stock	(345.9)	-	-		(345.9)
Accumulated other comprehensive (loss) / income	(31.5)	(2.3)	2.3	(i)	(31.5)
Retained earnings	4,643.6	(1,031.4)	916.9	(i), (d)	4,529.1

Total equity	8,662.9	133.8	(248.3)		8,548.4

Total liabilities and equity	13,632.1	289.6	3,769.4		17,691.1

SHIRE PLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2014

	SHIRE		NPS Pharma	Pro-Forma Adjustments	Notes	Pro-Forma Consolidated
	$’M		$’M	$’M		$’M
Revenues:
Product sales	5,830.4		101.2	-		5,931.6
Royalties	160.8		122.9	-		283.7
Other revenues	30.9		-	-		30.9
Total revenues	6,022.1		224.1	-		6,246.2

Costs and expenses:
Cost of product sales	979.3		14.7	-		994.0
Research and development	1,067.5		90.1	-		1,157.6
Selling, general and administrative	2,025.8		114.2	279.8	(j)	2,419.8
Gain on sale of product rights	(88.2)		-	-		(88.2)
Reorganization costs	180.9		-	-		180.9
Integration and acquisition costs	158.8		-	-		158.8
Total operating expenses	4,324.1		219.0	279.8		4,822.9

Operating income / (loss) from continuing operations	1,698.0		5.1	(279.8)		1,423.3
				-
Interest income	24.7		0.4	-		25.1
Interest expense	(30.8)		(13.7)	(22.9)	(k), (l)	(67.4)
Other income/(expense), net	8.9		0.3	-		9.2
Receipt of break fee	1,635.4		-	-		1,635.4

Income / (loss) from continuing operations before income taxes and equity in earnings of equity method investees	3,336.2		(7.9)	(302.7)		3,025.6
Income (tax)/benefit	(56.1)		(0.8)	108.9	(m)	52.0
Equity in earnings of equity method investees, net of taxes	2.7		-	-		2.7
Income / (loss) from continuing operations, net of taxes	3,282.8		(8.7)	(193.8)		3,080.3

Earnings per ordinary share from continuing operation - basic	559.6	c				525.0	c
Earnings per ordinary share from continuing operations - diluted	555.2	c				520.9	c

Weighted average number of shares (millions)
Basic	586.7					586.7
Diluted	591.3					591.3

SHIRE PLC
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2014

1.	Description of transaction and basis of presentation

On February 21, 2015, Shire completed the acquisition of NPS Pharma. The acquisition was effected through a cash tender offer followed by a merger of Knight Newco 2, Inc, a wholly owned subsidiary of Shire (“Knight Newco”), with and into NPS Pharma, with NPS Pharma continuing as the surviving corporation. As consideration Shire paid $46.00 in cash, without interest and less any required withholding taxes for each share of NPS Pharma common stock outstanding at the time of the acquisition (other than shares owned by NPS Pharma or any of its subsidiaries, and shares owned by shareholders who had properly exercised any available rights of appraisal under Delaware law).

Total consideration, including amounts payable in respect of stock options over NPS Pharma’s common stock was $5,217.8 million.

The unaudited pro forma condensed consolidated financial information was prepared using the acquisition method of accounting and based on the historical financial statements of Shire and NPS Pharma.

Under the acquisition method of accounting, total consideration transferred of approximately $5,218 million has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. For the purposes of preparing the unaudited pro forma condensed consolidated financial information management has made a preliminary allocation of the consideration transferred to the assets acquired and liabilities assumed. The assessment of the fair values of certain assets acquired and liabilities assumed remain in progress. Accordingly, the pro forma adjustments included in this Form 8-K/A are preliminary, have been made solely for the purpose of providing unaudited pro forma consolidated financial information and may be revised as additional information becomes available or as additional analyses are performed.

The final determination of these fair values will be completed as soon as possible, but no later than one year from the acquisition date. This final determination of the fair values of assets acquired and liabilities assumed may result in final fair values that are different than the preliminary estimates included herein.

The unaudited pro forma condensed consolidated financial information does not reflect any anticipated synergies that the combined company may achieve as a result of the acquisition, nor does it reflect costs to integrate the operations of Shire and NPS Pharma, nor costs necessary to achieve anticipated synergies.

2.	Accounting policies

As a result of the continuing review of NPS Pharma’s accounting policies, Shire may identify differences between the accounting policies of the two companies that, when confirmed, could have a material impact on the consolidated financial statements. At this time, Shire is not aware of any differences that would have a material impact on the consolidated financial statements. The unaudited pro forma condensed consolidated financial statements do not assume any differences in accounting policies.

3.	Calculation of Consideration transferred and Preliminary purchase price allocation

The purchase consideration for the acquisition of NPS Pharma is approximately $5,218 million, comprising the following

Consideration transferred

$’M

Cash consideration for outstanding shares of NPS Pharma common stock at $46 per share	5,014.4
Cash cost of settling NPS Pharma's stock options	203.4

Total purchase consideration	5,217.8

Preliminary purchase price allocation

A preliminary estimate of the fair value of the assets acquired and liabilities assumed by Shire, reconciled to the total consideration transferred is shown in the table below:

$’M
Tangible assets and liabilities:
Cash and cash equivalents	65.6
Short term investments	98.6
Accounts receivable, net	48.8
Inventories	50.8
Deferred tax assets	151.5
Other current assets	6.6
Property, plant and equipment	5.8
Goodwill	1,590.2
Other intangible assets	5,023.0
Other non-current assets	0.5
Other current liabilities	(44.9)
Non-recourse debt, current	(16.3)
Non-recourse debt, non-current	(90.1)
Non-current deferred tax liabilities	(1,668.0)
Other non-current liabilities	(4.3)

Fair value of identifiable assets acquired and liabilities assumed	5,217.8

Consideration
Cash consideration paid	5,217.8

4.	Pro Forma Adjustments

The pro forma adjustment reflected in the unaudited condensed consolidated financial statements represent estimated values and amounts based on available information,  and do not reflect anticipated synergies had the acquisition been completed as of the dates indicated above. The unaudited pro forma condensed consolidated balance sheet reflects the acquisition using the acquisition method of accounting as of December 31, 2014, and the unaudited pro forma condensed consolidated statements of income reflects the acquisition using the acquisition method as of January 1, 2014.

Pro forma adjustments to the balance sheet as of December 31, 2014:

(a) Acquisition financing

The total purchase consideration for the acquisition of NPS Pharma is $5,217.8 million. These adjustments reflect the funding of the purchase consideration by (i) utilizing Shire’s cash and cash equivalents as at December 31, 2014 (being the assumed consummation date) of $2,982.4 million and (ii) drawings from existing and new bank facilities for the remaining $2,235.4 million (classified within short-term borrowings).

(b)  Inventory

Represents the adjustment required to record acquired NPS Pharma inventories at their estimated fair values of $50.8 million.

(c) Other intangible assets

Represents intangible assets subject to amortization recognized in the preliminary purchase price allocation ($5,023 million) and the elimination of NPS Pharma’s previously recorded intangible assets ($17.5 million).

Acquired intangible assets primarily represent the value ascribed to product rights ($4,670 million) approved for sale at the time of the acquisition, comprising GATTEX/REVESTIVE for the treatment of adults with short bowel syndrome in the US and EU and NATPARA/NATPAR approved for the treatment of hypoparathyroidism in the US.

In addition, Shire recognized intangible assets related to the royalty rights ($353.0 million) arising from the collaboration agreements with Amgen, Janssen and Kyowa Hakko Kirin. Amgen markets cinacalcet HCl as Sensipar in the US and as Mimpara in the EU; Janssen Pharmaceuticals markets tapentadol as Nucynta in the US; and Kyowa Hakko Kirin markets cinacalcet HCI as Regpara in Japan, Hong Kong, Malaysia, Macau, Singapore, and Taiwan. NPS Pharma is entitled to royalties from the relevant net sales of these products.

(d) Acquisition related costs

Represents estimated transaction costs related to the acquisition of $114.5 million that were not previously recorded in the historical financial statements.

(e) Deferred tax assets

Represents the estimated preliminary adjustment to current deferred tax assets primarily in relation to the recognition of historical tax losses and tax losses arising on cash settlement of the outstanding stock options.

(f) Deferred tax liabilities

Represents an adjustment to reflect the estimated non-current deferred tax liability arising from the fair valuation of intangible assets acquired. This preliminary estimate is based on the preliminary allocation of consideration transferred and the statutory tax rates in the jurisdictions where the fair values are reasonably expected to occur. This is partially offset by the preliminary estimate of non-current deferred tax assets, in respect of the recognition of historical tax losses, tax credits and other temporary differences and tax losses arising on cash settlement of the outstanding stock options.

(g) Non-recourse borrowings

Represents the adjustment to record the non-recourse debt borrowings assumed with NPS Pharma at their fair value of $106.4 million and the elimination of NPS Pharma’s previously recorded non-cash interest accruals associated with these non-recourse borrowings ($6.6 million). Prior to the acquisition, NPS Pharma had three non-recourse debt facilities related to the royalty monetization arrangements with Amgen and Drug Royalty Inc (“DRI”).

(h) Goodwill

Represents the adjustment to record the preliminary estimate of goodwill arising from the acquisition ($1,590.2 million) and to eliminate NPS Pharma’s historical goodwill ($9.4 million).

(i) Shareholders’ equity

Represents the adjustment to eliminate NPS Pharma’s historical shareholders’ equity, and to record an estimate of remaining acquisition-related costs assumed to be non-recurring, as follows:

$,M
Common stock	(0.1)
Additional paid-in capital	(1,167.4)
Accumulated other comprehensive income	2.3
Retained earnings	1,031.4
Acquisition- related costs*	(114.5)

Total Adjustments to Shareholders' equity	(248.3)

*Acquisition-related costs are not reflected in the unaudited pro forma statement of income as they are not expected to have an on-going impact.

Pro forma adjustments to the statement of income for the year ended December 31, 2014

(j) Amortization of intangibles

Represents the amortization of intangible assets acquired of $281.5 million for the year ended December 31, 2014, based on estimated fair values and useful lives for the finite lived intangibles acquired of 24 years for product rights and 4 years for royalty rights and the adjustment to eliminate NPS Pharma’s historical intangible asset amortization expense of $1.7 million. Amortization expense has been calculated on a straight line basis.

(k) Interest expense

Reflects interest expense associated with the $850 million drawn down under the 2015 Facilities Agreement and the $1,385.4 million drawn under the 2014 Facilities Agreement. Interest expense of $19.6 million has been estimated as if the purchase consideration was paid, and the relevant loans drawn down, on January 1, 2014 based on interest rates of 1% for the 2015 Facilities Agreement and 0.8% for the 2014 Facilities Agreement.

(l) Amortization of debt issue costs

Debt issue costs of $3.3 million were incurred on arranging the 2015 Facilities Agreement. For the purposes of the unaudited pro forma condensed consolidated financial statements, these costs have been amortized over the estimated term of the loan, being one year, and assuming the loan had been arranged and drawn down as at January 1, 2014.

(m) Income taxes

Reflects the estimated tax benefit (based on statutory tax rates in the various jurisdictions where these adjustments are reasonably expected to occur), primarily related to the increase in amortization expense.